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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-37913, 33-41664, 33-41665, 33-41783, 33-65754, 33-71010, 33-71008, 33-86368, 33-86370, 33-86372, 333-03429,
and 333-03427. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1996, or performed any audit procedures subsequent to the date of our report.



                                                  /s/ Arthur Andersen LLP


Dallas, Texas
September 21, 1998